UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 13, 2013

(Date of Earliest Event Reported)

NATURAL RESOURCE PARTNERS L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31465	35-2164875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Jefferson, Suite 3600 Houston, Texas (Address of Principal Executive Offices)	77002 (Zip Code)

Registrant’s telephone number, including area code: (713) 751-7507

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On September 13, 2013, Natural Resource Partners L.P. and NRP Finance Corporation (together, the “Issuers”) entered into a Purchase Agreement (the “Purchase Agreement”) with Citigroup Global Markets Inc. as the representative of the several initial purchasers (collectively, the “Initial Purchasers”), relating to the issuance and sale of $300 million in aggregate principal amount of the Issuers’ 9.125% senior unsecured notes due 2018 (the “Notes”). The Notes were offered and will be sold in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes will be resold to qualified institutional buyers under Rule 144A of the Securities Act and outside the United States to non-U.S. persons in compliance with Regulation S of the Securities Act.

The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Issuers, on one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. The Issuers also agreed to enter into a registration rights agreement with holders of the Notes. A copy of the Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K (“Form 8-K”) and is incorporated herein by reference. The description of the Purchase Agreement in this report is a summary and is qualified in its entirety by the terms of the Purchase Agreement.

Relationships

Certain of the Initial Purchasers and certain of their affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services to Natural Resource Partners L.P. and its subsidiaries, for which services they have received and may in the future receive customary fees. Affiliates of certain of the Initial Purchasers are lenders under NRP (Operating) LLC’s revolving credit facility and term loan facility and will be repaid with a portion of the net proceeds of the offering of the Notes.

Item 8.01	Other Events.

On September 13, 2013, the Company issued a press release announcing the pricing of the Notes. A copy of the Company’s press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

The press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Purchase Agreement dated September 13, 2013 by and among Natural Resource Partners L.P., NRP Finance Corporation and Citigroup Global Markets Inc.( as the representative of the several initial purchasers).

99.1	Press Release dated September 13, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 17, 2013

Natural Resource Partners L.P.

By:	NRP (GP) LP
Its General Partner

By:	GP NATURAL RESOURCE PARTNERS LLC
Its General Partner

By:	/s/ Wyatt L. Hogan
Name:	Wyatt L. Hogan
Title:	Vice President and General Counsel